SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO. 000-52546

Date of Report: December 30, 2011

Oldwebsites.com, Inc
(Exact name of registrant as specified in its charter)

Utah	98-0212805
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4804 Skycrest Park Cove Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

801-531-0404
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events – Articles of Dissolution

On August 16, 2011, Oldwebsites.com, Inc. (the “Company”) held a Meeting of Shareholders at The Little America Hotel, 500 South Main Street, Salt Lake City, Utah.

This meeting was called to ratify the consent resolution of the Board of Directors of Oldwebsites.com, Inc. regarding dissolution of the Company, subject to the following conditions:

The Board of Directors requested that the shareholders vote on the dissolution of the Company, reserving to the Board of Directors the right to forgo dissolution of the Company if a business opportunity deemed by the Board to be more favorable to the shareholders became available prior to dissolution.  In addition, the Board retains the right, under Utah Code Sec. 16-10a-1404, to revoke the dissolution within 120 days after the effective date of the dissolution by resolution of the Board alone and with no further or other actions by the shareholders. At the time the meeting proxy solicitation was sent to the shareholders, there were no pending mergers, acquisitions or financing options, however, in the event that a business opportunity was received in advance of the Meeting of Shareholders and was deemed by the Board of Directors to be more favorable to the shareholders than the dissolution of the Company, the shareholders authorize the Board of Directors to accept such an offer on their behalf.  If no acceptable business opportunity is received prior to the Meeting of Shareholders, the Directors of the Company, pending shareholder approval, will proceed with an orderly dissolution of the Company.

The results of the shareholder vote at the meeting were as follows:

Dissolution of the Company in accordance with the terms and conditions set forth in the proxy statement.

For	Against/Withheld	Abstain	Broker Non-Votes
4,901,399	20	0	0

As no business opportunities in the form of mergers, acquisitions or financing options have been proposed to the Company, the Board of Directors have proceeded with the dissolution of the Company.

Articles of Dissolution have been filed with the State of Utah on December 29, 2011 to this effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 30, 2011	Oldwebsites.com, Inc.

	By:	/s/ James Roszel
James Roszel, President